Exhibit 24(b)(8)(f)(11):  Amendment No. 4, executed as of March 31, 2015, to the Amended and Restated Administrative Services Agreement executed as of October 3, 2005, between Franklin Templeton Services, LLC, Voya Retirement Insurance and Annuity Company, Voya Insurance and Annuity Company, ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York

Amendment No. 4 to Amended and Restated

Administrative Services Agreement

Franklin Templeton Services, LLC

VOYA Retirement Insurance and Annuity Company

VOYA Insurance and Annuity Company

ReliaStar Life Insurance Company

ReliaStar Life Insurance Company of New York

THIS AMENDMENT, is made by and among Franklin Templeton Services, LLC (the “Fund Administrator”), and Voya Retirement Insurance and Annuity Company (formerly “ING Life Insurance and Annuity Company”), Voya Insurance and Annuity Company (formerly “ING USA Annuity and Life Insurance Company”), ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York (each of which is referred to as the “Company”).

            WHEREAS, the Company and the Fund Administrator have entered into an Amended and Restated Administrative Services Agreement, dated as of October 3, 2005, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”), which Funds are investment options in certain variable life insurance and variable annuity contracts issued by the Company; and

            WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of updating names of the Company and Funds covered by the Agreement.

            NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.         Schedules B and C of the Agreement are hereby deleted in its entirety and replaced with the Schedules B and C attached hereto, respectively.

2.         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

ING Amd #3 to Restated ASA 2013-07-31.docx

This Amendment is executed as of March 31, 2015.

                                                               Franklin Templeton Services, LLC

By:	/s/ Dennis R. Rothe
Name:	Dennis R. Rothe
Title:	Vice President

                                                               voya Retirement Insurance and annuity
                                                               Company

By:	/s/Carolyn M. Johnson
Name:	Carolyn Johnson
Title:	Senior Vice President

                                                               voya Insurance and annuity Company

By:	/s/Carolyn M. Johnson
Name:	Carolyn Johnson
Title:	Senior Vice President

                                                               ReliaStar Life Insurance Company

By:	/s/Carolyn M. Johnson
Name:	Carolyn Johnson
Title:	Senior Vice President

                                                               ReliaStar Life Insurance Company of New York

By:	/s/Zachary Dunkin
Name:	Zachary Dunkin
Title:	Vice President

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts.  The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company Name	Product Name	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
1.	Voya Retirement Insurance and Annuity Company	All products for which Funds of the Trust are investment options

All Classes of Shares:

Franklin Flex Cap Growth VIP Fund – Classes 2 and 4

Franklin Founding Funds Allocation VIP Fund – Classes 1, 2 and 4

Franklin Global Real Estate VIP Fund- Classes 1 and 2

Franklin Growth and Income VIP Fund – Classes 1 and 2

Franklin High Income VIP Fund – Classes 1 and 2

Franklin Income VIP Fund – Classes 1, 2 and 4

Franklin Large Cap Growth VIP Fund – Classes 1 and 2

Franklin Mutual Global Discovery VIP Fund – Classes 1, 2 and 4

Franklin Mutual Shares VIP Fund – Classes 1, 2
and 4

Franklin Rising Dividends VIP Fund – Classes 1, 2 and 4

Franklin Small Cap Value VIP Fund – Classes 1, 2 and 4

Franklin Small-Mid Cap Growth VIP Fund – Classes 1, 2 and 4

Franklin Strategic Income VIP Fund – Classes 1, 2 and 4

Franklin U.S. Government Securities VIP Fund – Classes 1 and 2

Templeton Developing Markets VIP Fund – Classes 1, 2 and 4

Templeton Foreign VIP Fund – Classes 1, 2 and 4

Templeton Global Bond VIP Fund – Classes 1, 2 and 4

Templeton Growth VIP Fund – Classes 1, 2 and 4

				X.XX%	08/01/13
2.	Voya Insurance and Annuity Company	All products for which Funds of the Trust are investment options		X.XX%	08/01/13
3.	ReliaStar Life Insurance Company	All products for which Funds of the Trust are investment options		X.XX%	08/01/13
4.	ReliaStar Life Insurance Company of New York	All products for which Funds of the Trust are investment options		X.XX%	08/01/13

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Schedule C

Addresses for Notices

If to the Company:                                                             Voya Retirement Insurance and Annuity Company

                                                                                                ReliaStar Life Insurance Company

                                                                                                One Orange Way, C2N

                                                                                                Windsor, CT 06095-4774

                                                                                                Attention: Jacqueline Salamon

                                                                                                Legal Department

                                                                                                Voya Insurance and Annuity Company

                                                                                                ReliaStar Life Insurance Company of New York

                                                                                                1475 Dunwoody Drive

                                                                                                One Orange Way, C2N

                                                                                                Windsor, CT 06095-4774

                                                                                                Attention: Chief Legal Officer

                                                                                                Legal Department

If to the Fund Administrator:                                            Franklin Templeton Services, LLC

                                                                                                One Franklin Parkway, Bldg. 920, 2nd Floor

                                                                                                San Mateo, California 99403

                                                                                                Attention: Karen Skidmore

    With a copy to:                                                                                Franklin Templeton Investments

                                                                                                One Franklin Parkway, Bldg. 920, 2nd Floor

                                                                                                San Mateo, California 99403

                                                                                                Attention: General Counsel

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